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As filed with the Securities and Exchange Commission on July 28, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RELIANCE STEEL & ALUMINUM CO.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1142616 (I.R.S. Employer Identification Number)

350 South Grand Avenue, Suite 5100
Los Angeles, California 90071
(213) 687-7700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary
Reliance Steel & Aluminum Co.
350 South Grand Avenue, Suite 5100
Los Angeles, California 90071
(213) 687-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
John B. Beckman
Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities

Common Stock

Preferred Stock

Warrants

Rights

Units(3)

(1)
There is being registered hereunder an indeterminate principal amount of debt securities and an indeterminate number of shares of common stock, preferred stock, warrants, rights and units as may from time to time be issued at indeterminate prices. The securities registered hereunder include securities as may from time to time be issued upon conversion, exchange, redemption, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all registration fees and all registration fees will be paid subsequently on a pay-as-you go basis.

(3)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
RIGHTS
UNITS

        We may offer, from time to time, in one or more series:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

  •
  warrants to purchase common stock, preferred stock and/or debt securities;

  •
  rights; and

  •
  units that include any of these securities.

        We may sell any combination of these securities in one or more offerings in amounts, at prices and on terms to be determined at the time of the offering. The debt securities, preferred stock, warrants, rights and units may be convertible or exercisable or exchangeable for common stock or preferred stock or other securities of ours or debt or equity securities of one or more other entities. These securities may also be offered and sold by one or more selling securityholders to be identified in the future.

        Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "RS."

        This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in these securities involves certain risks. See "Risk Factors" on page 4 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2020

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we or any selling securityholder may sell, at any time and from time to time, in one or more offerings, debt securities, common stock, preferred stock, warrants, rights or units.

        Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering, and this prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled "Where You Can Find More Information."

        We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

        You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where such offer is not permitted.

        Throughout this prospectus, when we use the terms "Reliance," "we," "us," "our" and similar terms, we are referring to Reliance Steel & Aluminum Co. and its subsidiaries, collectively, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

        The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC's website at http://www.sec.gov. We also make available free of charge on our website, www.rsac.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information on our website is not incorporated by reference and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific

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information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus from the date we file that document. Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

        We incorporate by reference in this prospectus the documents and portions of documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020 (including the portions of our definitive proxy statement for our 2020 annual meeting of stockholders, filed on April 9, 2020, incorporated by reference therein);

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 1, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on July 24, 2020;

  •
  our Current Report on Form 8-K filed on May 22, 2020; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A/A, filed on June 1, 2015, pursuant to Section 12(b) of the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at www.rsac.com or by writing or calling us at the following address and telephone number: Reliance Steel & Aluminum Co., Attention: Senior Vice President, General Counsel and Corporate Secretary, 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071, Telephone: (213) 687-7700.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Our forward-looking statements may include, but are not limited to, discussions of our industry, our end markets, our business strategies and our expectations concerning future demand and our results of operations, margins, profitability, impairment and restructuring charges, taxes, liquidity, litigation matters and capital resources. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "preliminary," "range" and "continue," the negative of these terms, and similar expressions. All statements contained in this prospectus and the documents incorporated by reference herein, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management's estimates, projections and assumptions as of the date of such statements.

        Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, actions taken by us, including restructuring or cash-preservation initiatives, as well as developments beyond our control, including, but not limited to, the impact of the novel

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strain of coronavirus ("COVID-19") outbreak and changes in worldwide and U.S. economic conditions that materially impact our customers and the demand for our products and services. The extent to which the COVID-19 pandemic will continue to negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted, including the duration of the outbreak, new information which may emerge concerning the severity or duration of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in worldwide and U.S. economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business, and may also impact financial markets and corporate credit markets which could adversely impact our access to financing, or the terms of any financing. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other factors which could cause actual results to differ materially from our forward-looking statements include those disclosed in this report and in other reports we have filed with the SEC. Important risks and uncertainties about our business can be found elsewhere in this prospectus, including the information set forth under "Risk Factors," and in Item 1A "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC. As a result, these statements speak only as of the date that they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

THE COMPANY

        Reliance is a leading diversified metal solutions provider in North America (U.S. and Canada) and has been serving our customers for more than 80 years. Through a network of more than 300 locations in 40 U.S. states and in 13 countries outside the U.S., Reliance provides value-added metals processing services and distributes a full line of over 100,000 metal products, including alloy, aluminum, brass, copper, carbon steel, stainless steel, titanium and specialty steel products, to more than 125,000 customers in a broad range of industries. We focus on small orders with quick turnaround and increasing levels of value-added processing. We have made significant investments in our businesses in recent years, including investments in advanced, state-of-the-art value-added processing equipment to better service our customers while simultaneously increasing our gross profit margin, resulting in higher earnings levels.

        For the year ended December 31, 2019, our net sales were $10.97 billion and our net income attributable to Reliance was $701.5 million. For the six months ended June 30, 2020, our net sales were $4.6 billion and our net income attributable to Reliance was $141.9 million.

        Our primary business strategy is to provide the highest levels of quality and service to our customers in the most efficient operational manner, allowing us to maximize our financial results. Our growth strategy is based on increasing our operating results through organic growth activities and strategic acquisitions that enhance our product, customer and geographic diversification with a focus on higher margin specialty products and value-added processing services. We focus on improving the operating performance at acquired locations by integrating them into our operational model and providing them access to capital and other resources to promote growth and efficiencies. We believe our focused growth strategy of diversifying our products, customers and geographic locations and increasing the level of value-added services provided to our customers makes us less vulnerable to regional or industry-specific economic volatility and somewhat lessens the negative impact of volatility experienced in commodity pricing and cyclicality of our customer end markets, as well as general economic trends. We also believe that our focus on servicing customers with small order sizes and quick turnaround, along with our growth and diversification strategy have been instrumental in our ability to

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produce industry-leading operating results among publicly traded metals service center companies in North America.

        Our principal executive offices are located at 350 South Grand Avenue, Suite 5100, Los Angeles, California 90071. Our website address is www.rsac.com. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. See the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as well as any amendments thereto, as applicable, which are incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. We will not receive the proceeds from any sales by selling securityholders.

DESCRIPTION OF SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock, warrants, rights or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in the applicable prospectus supplement.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by Hogan Lovells US LLP. Any underwriters will be represented by their own legal counsel and indicated in the applicable prospectus supplement.

EXPERTS

Independent Registered Public Accounting Firm

        The consolidated financial statements of Reliance Steel & Aluminum Co. (the "Company") and subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states the Company changed its method of accounting for leases as of January 1, 2019 due to the adoption of Accounting Standard Update (ASU) No. 2016-02, Leases (Topic 842) and all related amendments.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Reliance Steel & Aluminum Co. (the "Registrant").

SEC registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees' fees and expenses	(2)
Rating agencies fees	(2)
Printing expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)
The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.

(2)
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware grants a corporation the power to indemnify its officers and directors, under certain circumstances and subject to certain conditions and limitations as stated therein, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by them as a result of threatened, pending or completed actions, suits or proceedings brought against them by reason of the fact that they are or were an officer or director of the corporation or served at the request of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        Article Seventh of the Restated Certificate of Incorporation of the Registrant provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of such provision of the Restated Certificate of Incorporation will not adversely affect any right or protection of a director of the Registrant in respect of any act or omission occurring prior to the time of such amendment, modification or repeal

        Article VI of the Registrant's Amended and Restated Bylaws (as so amended and as further amended from time to time, the "Bylaws") provides, among other things, that the Registrant shall, subject to certain limitations, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Article VI of the Registrant's Bylaws further provides that the Registrant shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified.

        In addition to the provisions of the Registrant's Restated Certificate of Incorporation and Bylaws, the Registrant has entered into indemnification agreements with all of its present directors and officers. The indemnification agreements provide that the Registrant will indemnify (except in certain limited circumstances) the indemnitee against all expenses (including attorneys' fees), judgments, settlement amounts, fines and penalties in connection with any action, claim, suit or proceeding to which the indemnitee is or was a party, or is threatened to be made a party, or in which he or she otherwise becomes involved as a witness or to produce documents or information, in any such case by reason of the fact that he or she is or was a director or officer of the Registrant. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee in connection with any proceeding covered by the indemnification agreements, provided that the indemnitee must repay the advanced amounts if, upon conclusion of the proceeding, it is ultimately determined that the indemnitee was not entitled to indemnification. Additionally, the Registrant has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

        The General Corporation Law of the State of Delaware and Article VI of the Registrant's Bylaws provide for the indemnification of officers and directors in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    List of Exhibits.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement—Debt Securities
1.2	*	Form of Underwriting Agreement—Equity Securities
1.3	*	Form of Underwriting Agreement—Warrants
1.4	*	Form of Underwriting Agreement—Rights
1.5	*	Form of Underwriting Agreement—Units
4.1		Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant's Form 8-K filed June 1, 2015)
4.2		Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Registrant's Form 8-K filed June 1, 2015)
4.3		First Amendment to Registrant's Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on February 18, 2016)
4.4	**	Form of Indenture
4.5	*	Form of Warrant Agreement
4.6	*	Form of Warrant Certificate

Exhibit No.		Description
4.7	*	Form of Rights Agreement
4.8	*	Form of Rights Certificate
4.9	*	Form of Unit Agreement
4.10	*	Form of Unit Certificate
5.1	**	Opinion of Hogan Lovells US LLP
23.1	**	Consent of KPMG LLP
23.2		Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page hereof)
25.1	**	Statement of eligibility on Form T-1 of Debt Securities Indenture trustee

*
If applicable, to be filed as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this Registration Statement in connection with a specific offering of securities.

**
Filed herewith.

Item 17.    Undertakings.

(a)    Rule 415 Offering.    The undersigned Registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  (4)
  that, for the purpose of determining liability under the Securities Act to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

  (5)
  that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (A)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (B)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (C)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (D)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    Filings Incorporating Subsequent Exchange Act Documents by Reference.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)    Qualification of Trust Indenture Under the Trust Indenture Act of 1939 for Delayed Offerings.    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 28, 2020.

RELIANCE STEEL & ALUMINUM CO.
By:	/s/ JAMES D. HOFFMAN James D. Hoffman President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints James D. Hoffman, Karla R. Lewis and William A. Smith II, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ JAMES D. HOFFMAN James D. Hoffman	President and Chief Executive Officer (Principal Executive Officer); Director	July 28, 2020
/s/ KARLA R. LEWIS Karla R. Lewis	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 28, 2020
/s/ ARTHUR AJEMYAN Arthur Ajemyan	Vice President and Corporate Controller (Principal Accounting Officer)	July 28, 2020
/s/ MARK V. KAMINSKI Mark V. Kaminski	Chairman of the Board; Director	July 28, 2020
/s/ SARAH J. ANDERSON Sarah J. Anderson	Director	July 28, 2020

Signatures	Title	Date

/s/ LISA L. BALDWIN Lisa L. Baldwin	Director	July 28, 2020
/s/ KAREN W. COLONIAS Karen W. Colonias	Director	July 28, 2020
/s/ JOHN G. FIGUEROA John G. Figueroa	Director	July 28, 2020
/s/ DAVID H. HANNAH David H. Hannah	Director	July 28, 2020
/s/ ROBERT A. MCEVOY Robert A. McEvoy	Director	July 28, 2020
/s/ ANDREW G. SHARKEY, III Andrew G. Sharkey, III	Director	July 28, 2020
/s/ DOUGLAS W. STOTLAR Douglas W. Stotlar	Director	July 28, 2020